UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 21, 2012

CombiMatrix Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-33523	47-0899439
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

310 Goddard, Suite 150
Irvine, CA 92618

(Address of principal executive offices, including zip code)

(949) 753-0624

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.24d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c))

Item 1.01.                                          Entry into a Material Definitive Agreement.

CombiMatrix Molecular Diagnostics, Inc. (“CMDX”), a wholly owned subsidiary of CombiMatrix Corporation, entered into an Amendment No. 4 to the Lease (the “Amendment”) with PPC Goddard Investment, LLC, effective October 21, 2012, which further amended that certain Standard Industrial/Commercial Multi-Tenant Lease—Net, dated June 26, 2006, by and between CMDX and PPC Goddard Investment, LLC (as successor in interest of GFE Goddard Investment, LLC and Edison Spectrum Partners, LLC), as amended (the “Lease”). The Lease, as amended by the Amendment, governs CMDX’s occupancy of its administrative offices and laboratory facilities located in Irvine, California.  The Amendment, in part, (i) extends the term of the Lease by one year, and (ii) provides for monthly base rent of $1.15 per square foot for such additional year, or an aggregate monthly base rent of approximately $14,000.

The information set forth above is qualified in its entirety by reference to the actual terms of the Amendment attached hereto as Exhibit 10.1 and which is incorporated herein by reference.

Item 9.01.                                          Financial Statements and Exhibits.

(a) Not Applicable.

(b) Not Applicable.

(c) Not Applicable.

(d) Exhibits.

10.1                                                                           Amendment No. 4 to the Lease effective as of October 21, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMBIMATRIX CORPORATION

Dated: October 25, 2012	By:	/s/ SCOTT R. BURELL
Scott R. Burell, Chief Financial Officer

Exhibit Index

Exhibit Number	Description

10.1	Amendment No. 4 to the Lease effective as of October 21, 2012